Exhibit 99.1

AMENDMENT NO. 1

TO

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, Vertex Opportunities Fund, LP, a Delaware limited partnership (the “Partnership”), Vertex GP, LLC, a Delaware limited liability company, Vertex Special Opportunities Fund IV, LLC, a Delaware limited liability company, Vertex Capital Advisors, LLC, a Delaware limited liability company, Eric Singer, Stephen L. Domenik and Nicholas Mitsakos are parties to that certain Joint Filing and Solicitation Agreement dated March 17, 2015 (the “Agreement”) with respect to GSI Technology, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Partnership has, among other things, nominated Eric Singer, Stephen L. Domenik and Nicholas Mitsakos as nominees for election to the Board of Directors of the Company at the 2015 annual meeting of shareholders of the Company, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”);

WHEREAS, the Partnership has added Kelvin Khoo as an additional nominee for election at the Annual Meeting;

WHEREAS, Kelvin Khoo has agreed to be a party to the Agreement.

NOW, IT IS AGREED, as of this 18th day of March 2015, by the parties hereto:

1. The definition of “Nominees” as such term is used in the Agreement is hereby amended to constitute Eric Singer, Stephen L. Domenik, Kelvin Khoo and Nicholas Mitsakos.

2.  Kelvin Khoo is hereby made a party to the Agreement.

3. Except as modified above, the terms and conditions of the Agreement are hereby confirmed and shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

VERTEX OPPORTUNITIES FUND, LP

By:	Vertex GP, LLC
General Partner

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Managing Member

VERTEX GP, LLC

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Managing Member

VERTEX SPECIAL OPPORTUNITIES FUND IV, LP

By:	Vertex Capital Advisors, LLC
Investment Manager

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Managing Member

VERTEX CAPITAL ADVISORS, LLC

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Managing Member

/s/ Eric Singer
ERIC SINGER

/s/ Stephen L. Domenik
STEPHEN L. DOMENIK

/s/ Kelvin Khoo
KELVIN KHOO

/s/ Nicholas Mitsakos
NICHOLAS MITSAKOS